UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2026

STRATEGY INC

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share	STRF	The Nasdaq Global Select Market
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share	STRD	The Nasdaq Global Select Market
Class A common stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

ATM Update

On March 9, 2026, Strategy Inc (“Strategy”) announced an update with respect to sales made under its at-the-market offering program (“ATM”) of the following securities:

	During Period March 2, 2026 to March 8, 2026			As of March 8, 2026
Security	Shares Sold	Notional Value (in millions) (1)	Net Proceeds (in millions) (2)	Available for Issuance and Sale (in millions)
STRF Stock 10.00% Series A Perpetual Strife Preferred Stock	—	$—	$—	$1,619.3
STRC Stock Variable Rate Series A Perpetual Stretch Preferred Stock	3,776,205	$377.6	$377.1	$3,158.0
STRK Stock 8.00% Series A Perpetual Strike Preferred Stock	—	$—	$—	$20,331.6
STRD Stock 10.00% Series A Perpetual Stride Preferred Stock	—	$—	$—	$4,014.8
MSTR Stock Class A Common Stock	6,327,541	$—	$899.5	$6,713.3
Total			$1,276.6

(1)	The total face value of the shares of preferred stock sold, which is used to calculate dividends thereon.
(2)	Net proceeds are presented net of sales commission.

BTC Update

On March 9, 2026, Strategy announced updates with respect to its bitcoin holdings:

During Period March 2, 2026 to March 8, 2026			As of March 8, 2026
BTC Acquired (1)	Aggregate Purchase Price (in billions) (2)	Average Purchase Price (2)	Aggregate BTC Holdings	Aggregate Purchase Price (in billions) (2)	Average Purchase Price (2)
17,994	$1.28	$70,946	738,731	$56.04	$75,862

(1)	The bitcoin purchases were made using proceeds from the sale of shares under the ATM.
(2)	Aggregate and average purchase prices are inclusive of fees and expenses.

Amendment to Omnibus Sales Agreement

On March 9, 2026, Strategy and the agents under its ongoing ATM entered into an amendment to the Omnibus Sales Agreement (“Sales Agreement”) to provide that the requirement under the Sales Agreement that Strategy will only sell securities of any single class or series through one agent on any single trading day shall not apply to or prohibit Strategy from appointing a second agent to effect sales of such class or series under the Sales Agreement before 9:30 a.m. and/or after 4:00 p.m. New York City time on such trading day. Strategy continues to be able to appoint an additional agent to execute a block sale transaction after 4:00 p.m. New York City time on any such trading day.

A copy of the Sales Agreement as amended to date is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Strategy Dashboard

Strategy also maintains a dashboard on its website (www.strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding Strategy to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain key performance indicator metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that Strategy makes public via the website dashboard.

Furnished Information

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Omnibus Sales Agreement, dated as of November 4, 2025, as amended, by and among Strategy and TD Securities (USA) LLC, Barclays Capital Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Cantor Fitzgerald & Co., Clear Street LLC, Compass Point Research & Trading, LLC, H.C. Wainwright & Co., LLC, Keefe, Bruyette & Woods, Inc., Maxim Group LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Santander US Capital Markets LLC, SG Americas Securities, LLC and TCBI Securities, Inc., doing business as Texas Capital Securities.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2026	Strategy Inc (Registrant)

	By:	/s/ Thomas C. Chow
	Name:	Thomas C. Chow
	Title:	Executive Vice President & General Counsel